Baker Hughes Announces Simplified Organization to Enhance Profitability and Position for Growth  Establishing two reporting business segments: Oilfield Services & Equipment (OFSE) and Industrial & Energy Technology (IET).  Accelerating strategic transformation to simplify and improve operations, enhancing profitability while positioning for growth with customers across energy and industrial markets.  Expecting to deliver at least $150 million in cost reductions, maximizing shareholder value. HOUSTON and LONDON – September 6, 2022 – Baker Hughes Company (NASDAQ: BKR) (“Baker Hughes” or the “Company”) has announced it is restructuring and simplifying its organization and accelerating its strategic transformation. These changes will simplify operations, enhance profitability, and drive growth, meeting customer needs and producing solutions in the rapidly evolving energy and industrial markets. “We have continuously looked to ensure Baker Hughes can operate in any environment and play a clear role in helping to address the Energy Trilemma – balancing energy security, sustainability, and affordability. Today, we are taking a deliberate next step in our strategic journey to transform and simplify our operations and position Baker Hughes for the future,” said Lorenzo Simonelli, chairman and CEO of Baker Hughes. “Our updated structure will allow us to deliver the technologies that the energy transition will demand by further strengthening our existing customer relationships and allowing more operational flexibility, maintaining size and scale to maximize technology investments and capital returns to our shareholders.” Baker Hughes is restructuring its four product companies to focus on two reporting business segments and streamlining its corporate structure, which is expected to deliver at least $150 million in cost savings and form the baseline for further margin improvement. Effective October 1, the Company will be formally restructured into two reporting business segments:  Oilfield Services & Equipment (OFSE) integrates the current Oilfield Services (OFS) and Oilfield Equipment (OFE) product companies.  Industrial & Energy Technology (IET) integrates the current Turbomachinery & Process Solutions (TPS) and Digital Solutions (DS) product companies. After identifying OFSE and IET as the two broad business areas in 2021, Baker Hughes has carefully evaluated all aspects of the Company’s long-term strategy, its corporate performance, organizational structure, and the market outlook across its businesses. This transformation is the next step in the Company’s journey to create the pre-eminent energy technology company, positioning for the changes unfolding across the energy landscape. Baker Hughes will also be making changes to its management team reporting to Lorenzo Simonelli. Effective October 1:

 Maria Claudia Borras is executive vice president (EVP) of OFSE. Borras previously served as EVP of OFS since 2017.  Rod Christie is EVP of IET. Christie previously served as EVP of TPS since 2017.  Jim Apostolides is senior vice president (SVP) of enterprise operational excellence, a newly-created role to drive better coordination and alignment of key operational areas. Apostolides will oversee the Company’s consolidated Supply Chain Centers of Excellence; Health, Safety, Environment, and Quality (HSEQ); and Environmental, Social, and Governance (ESG) functions. He previously served as SVP of enterprise excellence and has been with the Company for 23 years. “Three years ago we set out on a bold ambition to be an energy technology company and take energy forward. We could not have achieved our goals without the commitment and perseverance of our entire leadership team,” said Lorenzo Simonelli. “I want to thank our departing leaders for their significant contributions towards delivering our strategy as they pursue new opportunities.” Amidst a very dynamic backdrop, Baker Hughes continues to work diligently to enhance operational execution and re-shape the organization. The Company will continue to execute on its strategic priorities with a goal of improving returns, generating strong free cash flow, and delivering value and returns to shareholders. Lorenzo Simonelli will be presenting at the Barclays CEO Energy-Power Conference today at 12:40 PM ET. A live webcast and replay will be available to watch here. About Baker Hughes: Baker Hughes (NASDAQ: BKR) is an energy technology company that provides solutions to energy and industrial customers worldwide. Built on a century of experience and conducting business in over 120 countries, our innovative technologies and services are taking energy forward – making it safer, cleaner and more efficient for people and the planet. Visit us at bakerhughes.com. Forward-Looking Statements: This news release (and oral statements made regarding the subjects of this release) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward- looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s annual report on Form 10-K for the annual period ended December 31, 2021; the Company's subsequent quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022; and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.investors.bakerhughes.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

### For more information, please contact: Investor Relations Jud Bailey +1 281-809-9088 investor.relations@bakerhughes.com Media Relations Thomas Millas +1 713-879-2862 thomas.millas@bakerhughes.com